                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                 ON ASSIGNMENT
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                               On Assignment Logo

                                 April 28, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of On Assignment, Inc. (the "Company") on Tuesday, June 13, 2000, at 10:00 a.m., at the Company's corporate headquarters, 26651 West Agoura Road, Calabasas, California 91302. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon.

     Please sign and return your Proxy now whether or not you plan to attend the meeting. If you attend the meeting, you may still vote in person if you so desire.

                                          Sincerely,
                                      H. Tom Buelter
                                      Chairman of the Board and
                                      Chief Executive Officer

                             YOUR VOTE IS IMPORTANT

SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                              ON ASSIGNMENT, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 2000

TO THE STOCKHOLDERS OF ON ASSIGNMENT, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of On Assignment, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 13, 2000, at 10:00 a.m. local time, at the Company's corporate headquarters, 26651 West Agoura Road, Calabasas, California 91302, for the following purposes:

     1. To elect two directors to serve for the ensuing three year term or until his or her respective successor is elected and qualified.

     2. To approve an amendment to the Company's Restated 1987 Stock Option Plan (the "Option Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under the Option Plan by 2,000,000 shares.

     3. To approve an amendment to the Company's Restated Certificate of Incorporation, as Amended, to increase the authorized number of shares of Common Stock.

     4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 17, 2000 are entitled to notice of and to vote at the meeting. A list of such stockholders will be available for inspection at the Company's corporate headquarters during ordinary business hours for the ten day period prior to the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,
                                      H. Tom Buelter
                                      Chairman of the Board and
                                      Chief Executive Officer

Calabasas, California
April 28, 2000

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION FOR STOCKHOLDERS........................    1
MATTERS TO BE CONSIDERED AT ANNUAL MEETING..................    4
  PROPOSAL ONE -- ELECTION OF DIRECTORS.....................    4
  PROPOSAL TWO -- APPROVAL AND RATIFICATION OF AMENDMENT TO
     RESTATED 1987 STOCK OPTION PLAN........................    6
  PROPOSAL THREE -- APPROVAL OF AMENDMENT TO RESTATED
     CERTIFICATE OF INCORPORATION...........................   14
  PROPOSAL FOUR -- RATIFICATION OF INDEPENDENT
     ACCOUNTANTS............................................   15
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
  OF 1934...................................................   16
EXECUTIVE COMPENSATION AND RELATED INFORMATION..............   16
  Board of Directors and Compensation Committee Report......   16
  Stock Performance Graph...................................   18
  Summary of Cash and Certain Other Compensation............   19
  Stock Options.............................................   19
  Option Exercises and Holdings.............................   20
  Severance Plan and Change in Control......................   20
  Certain Relationships and Related Transactions............   21
ANNUAL REPORT AND FORM 10-K.................................   21
OTHER MATTERS...............................................   21

                              ON ASSIGNMENT, INC.
                             26651 WEST AGOURA ROAD
                              CALABASAS, CA 91302

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 13, 2000

                      GENERAL INFORMATION FOR STOCKHOLDERS

     The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of On Assignment, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, June 13, 2000 (the "Annual Meeting"), and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at 10:00 a.m. at the Company's corporate headquarters, 26651 West Agoura Road, Calabasas, California 91302. These proxy solicitation materials were mailed on or about April 28, 2000 to all stockholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Executive Vice President, Finance and Chief Financial Officer of the Company at the Company's principal executive offices, On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

RECORD DATE, VOTING AND SHARE OWNERSHIP

     Stockholders of record on April 17, 2000 are entitled to notice of and to vote at the Annual Meeting. At January 31, 2000, 21,678,622 shares of the Company's Common Stock, $.01 par value, were issued and outstanding. No shares of the Company's preferred stock are outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted toward the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of January 31, 2000 by (i) all persons who are known to the Company to be beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee, (iii) the Named Officers (as defined below in the section titled "Executive Compensation and Related Information"), and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at a particular date.

                                                                           PERCENT OF TOTAL
                                                              NUMBER OF         SHARES
                      NAME AND ADDRESS                         SHARES       OUTSTANDING(1)
                      ----------------                        ---------    ----------------
Credit Suisse Asset Management, LLC(2)......................  2,697,300          12.4%
  153 East 53rd Street
  New York, NY 10022
Fiduciary Trust Company International(3)....................  2,274,400          10.5%
  Two World Trade Center
  New York, NY 10048
Putnam Investments, Inc.(4).................................  1,422,300           6.6%
  One Post Office Square
  Boston, MA 02109
Arbor Capital Management, LLC(5)............................  1,319,200           6.1%
  One Financial Plaza
  120 South Sixth Street, Suite 1000
  Minneapolis, Minnesota 55402
Wasatch Advisors, Inc.(6)...................................  1,150,110           5.3%
  150 Social Hall Avenue
  Salt Lake City, Utah 84111
H. Tom Buelter(7)...........................................    521,642           2.4%
Karen Brenner(8)............................................     72,000             *
William E. Brock(9).........................................     96,000             *
Jonathan S. Holman(10)......................................     68,044             *
Jeremy M. Jones(11).........................................    108,000             *
Kathy J. West(12)...........................................    202,965             *
Ronald W. Rudolph(13).......................................     44,493             *
Carrie S. Nebens(14)........................................     70,663             *
All directors and officers as a group (8 persons)(15).......  1,183,807           5.5%

---------------
  *  Less than one percent.

 (1) Percentage of beneficial ownership is calculated assuming 21,678,622 shares of Common Stock were outstanding on January 31, 2000. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of January 31, 2000, including but not limited to the exercise of an option; however, such Common Stock is not deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(1)(i) under the Securities Exchange Act of 1934.

 (2) Pursuant to a Schedule 13G dated February 15, 2000 and filed with the Securities and Exchange Commission, Credit Suisse Asset Management, LLC has reported that: it had sole power to dispose of 2,697,300 shares; it had sole voting power with respect to 2,697,300 shares; its beneficial ownership of such shares arose from its services as investment adviser to investment accounts which own such shares; and none of such investment accounts individually owns more than five percent of the Company's securities.

 (3) Pursuant to a Schedule 13G dated January 6, 2000 and filed with the Securities and Exchange Commission, Fiduciary Trust Company International, a Bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, has reported that: it had sole power to dispose of 2,019,400 shares and shared power to dispose of 255,000 shares; and had sole voting power with respect to 2,197,400 shares and shared voting power with respect to 77,000 shares.

 (4) Pursuant to a Schedule 13G dated February 9, 2000 and filed with the Securities and Exchange Commission, Putnam Investments, Inc. has reported that: it had shared power to dispose of 1,422,300 shares; it had shared voting power with respect to 333,000 shares; its beneficial ownership of such shares arose from its services as investment adviser to investment accounts which own such shares; and none of such investment accounts individually owns more than five percent of the Company's securities.

 (5) Pursuant to a Schedule 13G dated February 9, 2000 and filed with the Securities and Exchange Commission, Arbor Capital Management, LLC has reported that: it had sole power to dispose of 1,319,200 shares; it had sole voting power with respect to 1,124,400 shares; its beneficial ownership of such shares arose from its services as investment adviser to investment accounts which own such shares; and none of such investment accounts individually owns more than five percent of the Company's securities.

 (6) Pursuant to a Schedule 13G dated February 11, 2000 and filed with the Securities and Exchange Commission, Wasatch Advisors, Inc. has reported that: it had sole power to dispose of 1,150,110 shares; it had sole voting power with respect to 1,150,110 shares; its beneficial ownership of such shares arose from its services as investment adviser to investment accounts which own such shares; and none of such investment accounts individually owns more than five percent of the Company's securities.

 (7) Includes 311,878 shares underlying stock options exercisable within 60 days of January 31, 2000.

 (8) Includes 72,000 shares underlying stock options exercisable within 60 days of January 31, 2000.

 (9) Includes 96,000 shares underlying stock options exercisable within 60 days of January 31, 2000.

(10) Includes 60,000 shares underlying stock options exercisable within 60 days of January 31, 2000 and 8,044 shares held by The Holman Group, Inc. Profit Sharing Trust.

(11) Includes 96,000 shares underlying stock options exercisable within 60 days of January 31, 2000 and 12,000 shares held by the Jones Family Trust.

(12) Includes 77,601 shares underlying stock options exercisable within 60 days of January 31, 2000.

(13) Includes 43,749 shares underlying stock options exercisable within 60 days of January 31, 2000.

(14) Includes 65,393 shares underlying stock options exercisable within 60 days of January 31, 2000.

(15) Includes 822,621 shares underlying stock options exercisable within 60 days of January 31, 2000.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                     PROPOSAL ONE  -- ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be comprised of not less than four nor more than seven Directors, with the exact number to be fixed by the Board. The currently authorized number of Directors is five. The Company's Restated Certificate of Incorporation provides for a classified Board of Directors, with the terms of office of each class of Directors ending in successive years. At the 2000 Annual Meeting, two Directors will be elected to serve until the 2003 annual meeting or until his or her respective successor is elected and qualified. The Board of Directors has selected two nominees, both of whom are current Directors of the Company. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominees named below. If, however, either of the nominees named in the Proxy is unable or unwilling to serve (which is not expected) at the time of the Annual Meeting, the proxies (except those marked to the contrary) will be voted for such other person(s) as the persons named in the enclosed Proxy may recommend. The two candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE THIRD ANNUAL MEETING FOLLOWING THE 2000 ANNUAL MEETING OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

NOMINEES FOR TERM ENDING IN 2003

     Set forth below is information regarding the nominees, including their ages, the period during which they have served as Directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

     KAREN BRENNER, 44, has served as a Director of the Company since October 1993. Ms. Brenner has been a principal of Brenner & Company, LLC, a financial and management advisory firm since February 1999. From September 1997 through December 1999, Ms. Brenner served as a Director of Motorcar Parts and Accessories, an automotive remanufacturer of alternators and starters. From October 1996 through June 1998, Ms. Brenner served as Chairman, President and Chief Executive Officer of Carlyle Industries, Inc. ("Carlyle"), formerly Belding Heminway Co., Inc., a distributor of buttons and home sewing and craft products. She was elected Chairman of the Board of Carlyle in May 1996, and previously had been Vice Chairman and a Director of and consultant to Carlyle since February 1996. From June 1994 through June 1998, Ms. Brenner served as Chairman and Chief Executive Officer of Lincoln Snacks, a snack food company. Ms. Brenner was formerly the Chairman of Swiss Army Brands, formerly The Forschner Group, a consumer goods company, from February 1992 through February 1994 and a consultant to The Forschner Group, Inc. from July 1990 through December 1994. From November 1991 through February 1998, Ms. Brenner was Managing Director of Noel Group, Inc. ("Noel"), a holding company for controlling or significant equity interests in small and medium-sized operating companies. From October 1989 to November 1991, Ms. Brenner was a Director and a Vice President of Noel. Ms. Brenner served as Director of Simons Outdoor Group, a consumer good company, from 1991 to 1995, and as a Director of VISX, Inc., an ophthalmic laser company, from 1989 to 1995.

     JEREMY M. JONES, 58, has served as a Director of the Company since May 1995. Mr. Jones has served as Chief Executive Officer of Mobile Laser Services, LLC, a provider of mobile excimer lasers, since July 1999, and an Investor and Business Development Consultant since February 1998. From 1995 through January 1998, Mr. Jones was Chief Executive Officer and Chairman of the Board of Apria Healthcare Group, Inc., a home healthcare services provider. From 1991 to 1995, Mr. Jones was Chief Executive Officer and Chairman of the Board of Homedco Group, Inc., a home healthcare services company which was merged into Apria Healthcare Group, Inc. in 1995.

CONTINUING DIRECTORS

     Set forth below is information regarding the continuing Directors of the Company, including their ages, the period during which they have served as Directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

TERM ENDING IN 2001

     H. TOM BUELTER, 59, has served as Chief Executive Officer and a Director of the Company since March 1989, and he has served as Chairman of the Company's Board of Directors since December 1992. Mr. Buelter also held the title of President of the Company from March 1989 through September 1997. Since January 1999, Mr. Buelter has served as a Director for U.S. Personnel, Inc., an employee leasing company. From 1983 to 1989, Mr. Buelter was Senior Vice President of Kelly Services, Inc., a temporary personnel firm, and Chief Operating Officer of Kelly Assisted Living, a division of Kelly Services, Inc. which provides temporary home-care personnel.

     THE HONORABLE WILLIAM E. BROCK, 69, was elected to the Board of Directors of the Company in April 1996. Since October 1996, he has been the Founder and Chairman of Intellectual Development Systems, Inc., a firm specializing in the servicing and delivery of learning development systems to public schools. From 1994 to 1996, he was the Founder and Chief Executive Officer of The Brock Offices, a consulting office on education and trade issues. From 1998 to 1994, Senator Brock was the Chairman of The Brock Group, a firm specializing in international trade, investment and human resources. From 1988 to 1991 he served as Chairman of the National Endowment for Democracy, an organization he helped found. Senator Brock served in President Reagan's cabinet as the United States Trade Representative from 1981 to 1985 and as Secretary of Labor from 1985 to 1987. From 1977 to 1981, Senator Brock served as National Chairman of the Republican Party. From 1970 to 1976, he was a member of the U.S. Senate and from 1962 to 1970 a member of the U.S. House of Representatives. Senator Brock served as a Director of Sinclair Broadcasting Group, Inc., a broadcasting company, from 1996 to 1998 and has served as a Director of United Payors & United Providers, Inc., an intermediary between insurance companies and healthcare providers and a network management company, since 1996.

TERM ENDING IN 2002

     JONATHAN S. HOLMAN, 54, has served as a Director of the Company since March 1994. Since 1981, Mr. Holman has been the President and Founder of The Holman Group, Inc., an executive search firm.

     There are no family relationships among executive officers or Directors of the Company.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1999, the Board of Directors held five meetings. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee, and does not have a Nominating Committee.

     The Audit Committee currently consists of three directors, Ms. Brenner, Mr. Holman and Mr. Jones. The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held four meetings during 1999.

     The Compensation Committee consists of two directors, Mr. Brock and Mr. Holman. The Compensation Committee held two meetings during 1999 and acted by written consent on five occasions. It reviews the Company's general compensation policies, recommends to the full Board of Directors the compensation levels for the Company's executive officers, and administers the Company's Restated 1987 Stock Option Plan and Employee Stock Purchase Plan.

     The Stock Option Committee consists of one director, Mr. Buelter. The Stock Option Committee acted by written consent on 43 occasions during 1999. It has limited authority to grant stock options to eligible individuals who are not officers or Directors of the Company who are subject to the short-swing profit restrictions of the Federal securities laws.

     No currently serving Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board on which he or she served during 1999.

DIRECTOR COMPENSATION

     Non-employee Directors receive the following fees for services as
Directors: $10,000 per year (payable quarterly in arrears) during the period of their service as a Director; $1,500 per Board meeting or Committee meeting (if held separately) attended in person; and $250 per telephonic Board meeting or Committee meeting (if held separately). In addition, the Company reimburses all non-employee Directors for their reasonable expenses incurred in attending Board or Committee meetings. Also, non-employee Directors are paid $1,500 per day for substantial services requested by the Company in addition to regular Board or Committee oversight and review duties. Accordingly, the Company paid Messrs. Brock and Holman $500 and $500, respectively, for such additional services during 1999.

     Directors also receive stock option grants under the Company's Restated 1987 Stock Option Plan. Under the automatic option grant program in effect under the Company's Restated 1987 Stock Option Plan, each non-employee Board member who has been or is first elected to the Board after October 13, 1993 has been or will be automatically granted options to purchase 18,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. At each Annual Meeting of Stockholders beginning with the 1993 Annual Meeting and ending with the 1995 Annual Meeting, each individual who was at the time serving as a non-employee Board member was automatically granted an option to purchase 3,000 shares of Common Stock on the date of the Annual Meeting, provided he or she had served as a Board member for at least six months prior to the date of such meeting. At each Annual Meeting of Stockholders beginning with the 1996 Annual Meeting, each individual who is at the time serving as a non-employee Board member automatically was or will be granted an option to purchase 6,000 shares of Common Stock on the date of the Annual Meeting, without regard to prior Board service. All four non-employee Directors were each granted an automatic stock option to purchase 12,000 shares, plus a discretionary option grant to purchase 12,000 shares of the Company's Common Stock at an exercise price of $12.5625 per share on June 8, 1999, the date of the 1999 Annual Meeting.

           PROPOSAL TWO  -- APPROVAL AND RATIFICATION OF AMENDMENT TO
                        RESTATED 1987 STOCK OPTION PLAN

INTRODUCTION

     Stockholders are being asked to vote on a proposal to ratify an amendment to the Company's Restated 1987 Stock Option Plan ("Option Plan") to increase by 2,000,000 the number of shares of the Company's Common Stock reserved for issuance under the Option Plan from 8,000,000 shares to 10,000,000 shares. The affirmative vote of a majority of the Company's outstanding Common Stock represented and entitled to vote at the Annual Meeting is required for approval of the amendment.

     The Option Plan was adopted by the Board of Directors on October 9, 1987, and has been amended on numerous occasions, most recently as of September 21, 1992, the date of the Company's initial public offering, on September 30, 1992 to permit the establishment of a secondary committee to administer the Plan, on October 13, 1993 to amend the automatic director grant program and limit the maximum number of shares any individual may be granted over the remaining term of the Option Plan, on December 7, 1995 to approve further amendment of the automatic director grant program and on February 13, 1997 to increase the number of shares reserved for issuance under the Option Plan by 2,000,000 shares. The Option Plan, as amended, and amendments thereto were approved by the stockholders on December 11, 1987, September 4, 1992, May 23, 1994, May 30, 1996 and June 9, 1997.

     The Board of Directors believes that a competitive stock option plan is crucial to the Company's ability to recruit and retain highly qualified officers, employees, non-employee directors and other advisors. The Board therefore recommends a vote FOR Proposal Two.

     The terms and provisions of the Option Plan are summarized below. The summary, however, does not purport to be a complete description of the Option Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Secretary of the Company at the corporate offices in Calabasas, California.

PLAN STRUCTURE; ELIGIBILITY

     The Option Plan is comprised of two parts: a discretionary grant program and an automatic grant program. Under the discretionary grant program, options may be granted to employees (including officers), consultants and other independent contractors of the Company or its parent or subsidiary corporations who contribute to the management, growth and financial success of the Company or its parent or subsidiary corporations. Under the automatic grant program, options are automatically granted to the non-employee members of the Board.

     As of January 31, 2000, approximately 199 employees (including 4 executive officers) were eligible to participate in the Option Plan and four non-employee Board members were eligible for automatic option grants.

ADMINISTRATION

     The Option Plan is administered by the Compensation Committee, comprised of at least two non-employee members of the Board of Directors ("Committee"). In addition, the Option Plan may be administered (including the granting of options) with respect to individuals who are not officers or directors of the Company by a secondary committee comprised of one or more Board members. The Company has such a secondary committee (the "Stock Option Committee") which has limited authority to grant stock options to eligible individuals who are not officers or Directors of the Company subject to the short-swing profit restrictions of Federal securities laws.

     The Committee (or the Stock Option Committee to the extent acting as plan administrator) has the sole and exclusive authority, subject to the provisions of the Option Plan, to determine the eligible individuals who are to receive discretionary options under the Option Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable and the maximum term for which the option is to remain outstanding. The Committee will also have the authority to determine whether the granted option is to be an incentive stock option under the Federal tax laws and to establish rules and regulations for proper plan administration. The automatic grant program is self-administering.

ISSUABLE SHARES

     The maximum number of shares of Common Stock which may be issued over the term of the Option Plan is currently restricted to 8,000,000 shares. Such authorized share reserve is comprised of (i) the 6,000,000 shares authorized by the Board under the Option Plan, and subsequently approved by the stockholders; and (ii) the 2,000,000 shares approved by stockholders on June 9, 1997. The Company seeks an additional increase of 2,000,000 shares which is the subject of this Proposal Two. The maximum number of authorized shares under the Option Plan is subject to adjustment from time to time in the event of certain changes in the Company's capital structure.

     In no event may any one individual participating in the Option Plan be granted stock options after December 31, 1993 for more than 1,000,000 shares of Common Stock over the remaining term of the Option Plan.

     Should any option under the Option Plan expire or terminate prior to exercise or surrender in full, the shares subject to the portion of the option not so exercised or surrendered will be available for subsequent option grants. Shares subject to any option surrendered in accordance with the Option Plan and all share issuances under the Option Plan, whether or not the Company repurchased such shares pursuant to its repurchase rights under the Option Plan, will reduce on a share-for-share basis the number of shares available for subsequent option grants.

     Because the Option Plan is discretionary, benefits to be received by individual optionees are not determinable, except that the options to be received by the non-employee members of the Board are set pursuant to a formula as described below. The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated individuals and groups, (i) the number of shares of Common Stock for which options have been granted under the Option Plan for the one (1)-year period ended December 31, 1999 and (ii) the weighted average exercise price payable per share.

                    NEW PLAN BENEFITS AND OPTION GRANT TABLE

                                                                          WEIGHTED AVERAGE
                                                           NUMBER OF      EXERCISE PRICE OF
                   NAME AND POSITION                     OPTION SHARES     GRANTED OPTIONS
                   -----------------                     -------------    -----------------
H. Tom Buelter, Chairman of the Board and Chief
  Executive Officer....................................      60,000           $13.6875
Kathy J. West, President and Chief Operating Officer...      50,000            13.6875
Ronald W. Rudolph, Executive Vice President, Finance
  and Chief Financial Officer..........................      30,000            13.6875
Carrie S. Nebens, Executive Vice President, U.S.
  Operations...........................................      30,000            13.6875
Karen Brenner, Director................................      24,000            12.5625
William E. Brock, Director.............................      24,000            12.5625
Jonathan S. Holman, Director...........................      24,000            12.5625
Jeremy M. Jones, Director..............................      24,000            12.5625
Executive Officers as a group (4 persons)..............     170,000            13.6875
Non-employee directors as a group (4 persons)..........      96,000            12.5625
All employees, including current officers who are not
  executive officers, as a group (195 persons).........     908,900           $13.4677

     As of January 31, 2000, approximately 2,781,516 shares of Common Stock were subject to outstanding options under the Option Plan(1) and 4,744,426 shares of Common Stock had been issued upon exercise of options. Accordingly, 474,058 shares of Common Stock were available for future option grants under the Option Plan.

OPTION PRICE AND EXERCISABILITY

     The exercise price of options issued under the Option Plan may not be less than eighty-five percent (85%) of the fair market value of the Common Stock on the grant date, and the maximum option term may not exceed ten (10) years. Options issued under the Option Plan may become exercisable in cumulative increments over a period of months or years as determined by the Committee.

     The option price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Outstanding options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is instructed to effect an immediate sale of the shares purchased under the option and pay to the Company, out of the sales proceeds available on the settlement date, sufficient funds to cover the option price for the purchased shares plus all applicable withholding taxes.

     The Committee may also assist any optionee (including an officer or director) in the exercise of outstanding options under the discretionary grant program by authorizing a loan from the Company or

---------------
(1) The shares available for future option grants will be increased to the extent outstanding options terminate or expire unexercised and will be adjusted in the event of certain changes to the Company's capital structure.

permitting the optionee to pay the option price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate option price payable for the purchased shares (less the par value) plus any Federal, state or local income taxes or Federal employment taxes incurred by the optionee in connection with the option exercise.

VALUATION

     For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value per share of Common Stock on any relevant date will be the closing price per share on such date, as reported on the Nasdaq Stock Market. If there is no reported closing price for such date, then the closing price for the last previous date for which such quotation exists will be determinative of fair market value.

     On January 31, 2000, the fair market value of the Common Stock was $15.625 per share.

TERMINATION OF SERVICE

     Outstanding options under the Option Plan will remain exercisable for 3 months following the optionee's cessation of service with the Company (other than cessation as a result of permanent disability or death), unless the Committee determines that such exercise period should be further extended for one or more additional months or years. Under no circumstances, however, may any such option remain exercisable after the specified expiration date of the option term. Should the optionee become permanently disabled while holding one or more exercisable options, then those options may subsequently be exercised by the optionee or his or her personal representative within 12 months following such optionee's cessation of service. Should the optionee die while holding one or more exercisable options, then those options may subsequently be exercised by the personal representative of the optionee's estate or by the persons to whom such options are transferred by the optionee's will or by the laws of inheritance within 36 months following such optionee's cessation of service.

     During the applicable exercise period following the optionee's cessation of service, the option may not be exercised for option shares which were not vested at the time of such cessation of service. However, the Committee will have the discretionary authority to accelerate in whole or in part the vesting of any outstanding options held by the optionee and may exercise this discretion at any time while the option remains outstanding.

     For purposes of the Option Plan, the optionee will be deemed to be in the service of the Company for so long as such individual renders periodic services to the Company or any parent or subsidiary, whether as an employee, a member of the Board of Directors or an independent consultant.

STOCKHOLDER RIGHTS AND ASSIGNABILITY OF OPTIONS

     No optionee is to have any stockholder rights with respect to the option shares until such individual has exercised the option, paid the option price and been issued a stock certificate for such shares. Options are not assignable or transferable other than by will or by the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by the optionee.

ACCELERATION OF OPTIONS

     In the event of any of the following stockholder-approved transactions to which the Company is a party (a "Corporate Transaction"):

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

          (iii) any reverse merger in which the Company is the surviving entity but in which 50% or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, each outstanding option under the discretionary grant program will automatically become exercisable for all of the option shares, unless (1) the option is either to be assumed by the successor corporation (or its parent corporation) in such Corporate Transaction or is otherwise to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or (2) the acceleration of such option is subject to other limitations imposed by the Committee at the time of grant.

     Upon the consummation of the Corporate Transaction, all outstanding options under the Option Plan will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

     The acceleration of options as described above may have the effect of discouraging or deterring a change in the control of the Company.

SURRENDER OF OPTIONS FOR CASH OR STOCK

     Officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may be granted limited stock appreciation rights as part of any stock option grants made to such officers under the Option Plan. Any option with such a limited stock appreciation right in effect for at least 6 months shall automatically be cancelled upon the occurrence of a Hostile Take-Over, to the extent the option is at the time exercisable for fully vested shares. In return, the optionee will be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option over (ii) the aggregate exercise price payable for such shares.

     For purposes of such limited stock appreciation right, the following definitions will be in effect under the Option Plan:

          Hostile Take-Over: (i) the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board of Directors does not recommend the Company's stockholders to accept and (ii) more than 50% of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Company who are subject to the short-swing profit restrictions of the Federal securities laws.

          Take-Over Price: the greater of (i) the fair market value per share on the date of cancellation, as determined in accordance with the valuation provisions of the Option Plan described above, or (ii) the highest reported price per share paid by the acquiring entity in effecting the Hostile Take-Over.

     Outstanding stock appreciation rights granted before September 21, 1992 to certain officers and directors of the Company under the Option Plan allow such individuals to surrender the underlying options to the Company for a cash distribution, calculated in the manner indicated above, in the event a hostile tender offer for 25% or more of the Company's outstanding voting securities is successfully completed or a change in the majority of the Board of Directors is effected through one or more proxy contests.

     The Option Plan includes a stock appreciation rights feature whereby the Committee has the authority to accept the surrender of one or more outstanding options under the Option Plan and authorize in exchange the payment by the Company of an appreciation distribution equal to the excess of (i) the fair market value (on the date of surrender) of the vested shares of Common Stock over (ii) the option price payable for such vested shares. Such payment may be made, at the discretion of the Committee, in shares of Common Stock valued at fair market value on the date of surrender or in cash. Whether an option is surrendered for cash or Common Stock, the shares covered by the surrendered option will not thereafter be available for issuance under the Plan. With the exception of the limited stock appreciation rights described above, no stock appreciation rights have been granted under the Option Plan to date.

CANCELLATION AND NEW GRANT OF OPTIONS

     With the consent of the affected optionees, the Committee has the authority to cancel outstanding options under the Option Plan and to grant replacement options covering the same or different numbers of shares of Common Stock but having an option price per share not less than 85% of the fair market value of the Common Stock on the new grant date (100% of fair market value in the case of an Incentive Option). It is anticipated that the option price under the replacement grant will in all instances be less than the option price in effect under the cancelled option.

CHANGES IN CAPITALIZATION

     In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the number and/or class of securities and price per share in effect under each outstanding option, (iii) the maximum number of shares which may be granted to each individual participant, and (iv) the number of shares to be made the subject of subsequent automatic option grants.

     Each outstanding option which is assumed or is otherwise to continue in effect after a merger or business combination will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in connection with such merger or business combination, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such merger or business combination. Appropriate adjustments will also be made to the option price payable per share and to the number and class of securities available for issuance under the Option Plan.

     Option grants under the Option Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

EXCESS GRANTS

     The Option Plan permits the grant of options to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Option Plan. Any options so granted cannot be exercised prior to stockholder approval of an amendment sufficiently increasing the number of shares available for issuance under the Option Plan.

NON-EMPLOYEE DIRECTOR AUTOMATIC GRANT PROGRAM

     The automatic grant program under the Option Plan authorizes the grant of options to non-employee members of the Board as described in Proposal One under "Director Compensation." The option price per share for each automatic grant will be the fair market value per share of Common Stock on the date of grant, and the option price for purchased shares will be payable in cash or shares of Common Stock or through a cashless exercise procedure.

     The initial automatic option grants to purchase 18,000 shares become exercisable in 3 annual installments beginning on the grant date, provided the optionee remains a member of the Board. The annual automatic option grant for 6,000 shares to Board members who have served at least 6 months prior to the grant date are immediately exercisable upon grant. The annual automatic grant for 6,000 shares to non-employee Board members who have not served as Board members for at least 6 months prior to the date of such grant, shall be subject to a 6-month vesting schedule from the grant date, provided the optionees remain members of the Board. However, full and immediate vesting of the initial automatic grant and the annual automatic grant will occur upon a Corporate Transaction (as such term is defined in the section above entitled "Acceleration of Options") and Change in Control (as such term is defined below). Also, each automatic option grant will be automatically cancelled upon the occurrence of a Hostile Take-Over (as such term is defined in the section above entitled "Surrender of Options for Cash or Stock"), whether or not the option is otherwise at the time exercisable for such shares. In return the optionee will be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares.

     For all purposes under the Option Plan, a Change in Control shall be deemed to have occurred if:

          (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

          (ii) there is a change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     Upon cessation of Board service, the options exercisable by the director will remain exercisable for 6 months. Should the optionee die while holding one or more options, then those options may subsequently be exercised by the personal representative of the optionee's estate or by the persons to whom such options are transferred by the optionee's will or by the laws of inheritance within 3 years after the date of the optionee's cessation of Board service.

AMENDMENT AND TERMINATION OF THE OPTION PLAN

     The Board of Directors may amend or modify the Option Plan in any or all respects whatsoever; provided, however, that the automatic grant program (and the options outstanding thereunder) may not be amended more frequently than once every 6 months, and no amendment to the Option Plan may adversely affect the rights of outstanding option holders without their consent. The Board of Directors may not, without the approval of the Company's stockholders: (i) materially increase the maximum number of shares issuable under the Option Plan or the number of shares for which automatic grants may be made to non-employee Board members, except in the event of certain changes to the Company's capital structure as indicated above; (ii) materially modify the eligibility requirements for option grants; or (iii) otherwise materially increase the benefits accruing to participants under the Option Plan.

     The Board of Directors may terminate the Option Plan at any time, and the Option Plan will in all events terminate not later than June 21, 2002. Any options outstanding at the time of such plan termination will continue to remain outstanding and exercisable in accordance with the terms and provisions of the instruments evidencing those grants. The Option Plan will, however, automatically terminate on the date all shares available for issuance are issued or cancelled pursuant to the exercise, surrender or cash-out of outstanding options under the Option Plan.

FEDERAL TAX CONSEQUENCES

     Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

          Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the purchased shares and the exercise price is generally included as alternative minimum taxable income for purposes of the alternative minimum tax. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than 2 years after the grant date of the option and more than 1 year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

          Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

          If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the excess of
     (i) the lower of the fair market value of such shares on the exercise date or the sale price over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

          Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

          The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the deductions attributable to the compensation income arising from most exercises of non-statutory options under the Option Plan will not be subject to the annual $1 Million deduction limit which covers certain executive officers of the Company.

          Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

          Parachute Payments. If the exercisability of an option or stock appreciation right is accelerated as a result of a change of control, all or a portion of the value of the option or stock appreciation right at that time may be a parachute payment for purposes of the excess parachute provisions of the Internal Revenue Code. Those provisions generally provide that if parachute payments exceed three times an employee's average compensation for the 5 tax years preceding the change of control, the company loses its deduction and the recipient is subject to a 20% excise tax on the amount of the parachute payments in excess of one times such average compensation.

          Note Forgiveness. If any promissory note delivered in payment of shares acquired under the Option Plan is forgiven in whole or in part, the amount of such forgiveness will be reportable by the participant as ordinary compensation income. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the participant in connection with the acquisition of the shares and any note forgiveness. The deduction will be allowed for the taxable year of the Company in which the ordinary income is recognized by the participant.

ACCOUNTING TREATMENT

     Option grants at 100% of fair market value will not result in any charge to the Company's earnings. The number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     Should optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end will be accrued as compensation expense, to the extent such amount is in excess of the aggregate exercise price in effect for those rights.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding shares of the Company's voting Common Stock represented and voted at the 2000 Annual Meeting is required for approval of the amendment to the Option Plan. If such stockholder approval is not obtained, then the amendment will not be adopted and the number of shares reserved for issuance under the Option Plan will not be increased by 2,000,000 shares and will remain at 8,000,000.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Company is seeking the affirmative vote of a majority of the issued and outstanding voting shares for approval of the amendment to the Option Plan. The Board of Directors believes that the amendment to the Option Plan is necessary in order to continue to provide equity incentives to attract and retain the services of high quality officers, employees, non-employee Directors and other advisors.

     FOR THIS REASON, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

              PROPOSAL THREE -- APPROVAL OF AMENDMENT TO RESTATED
                          CERTIFICATE OF INCORPORATION

     The Company's Restated Certificate of Incorporation, (the "Certificate of Incorporation"), authorizes the Company to issue 25,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value. The Board of Directors of the Company has approved an amendment to the Certificate of Incorporation to increase the authorized number of shares of the Company to 76,000,000 shares, consisting of 75,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock and to submit the proposed amendment to the stockholders at this Meeting.

PURPOSE AND EFFECT OF THE AMENDMENT

     The general purpose and effect of the proposed amendment to the Company's Certificate of Incorporation will be to authorize 50,000,000 additional shares of Common Stock. On March 7, 2000, the Board of Directors authorized a 2 for 1 stock split, effected as a 100% Common Stock dividend, distributed on April 3, 2000, to shareholders of record on March 27, 2000. As a result of this stock split, the Company has approximately 22,000,000 shares of Common Stock outstanding and 3,000,000 authorized but unissued shares of Common Stock. The Company has no Preferred Stock outstanding. The maximum number of shares currently authorized under the Option Plan is 8,000,000 and 800,000 shares are authorized under the Company's Employee Stock Purchase Plan.

     The Board of Directors believes that it is prudent to have the additional shares of Common Stock proposed by the amendment to its Certificate of Incorporation for future use, including the availability of such additional shares for any future stock dividends, stock splits or other recapitalizations, and for any future acquisitions, equity financings, and issuance under the Option Plan and Employee Stock Purchase Plan. Proposal Two seeks approval to increase from 8,000,000 to 10,000,000, the number of shares that may be issued under the Option Plan.

     The Board of Directors does not have any current plans to effect any of the transactions described above, other than issuance of shares under its Option Plan and Employee Stock Purchase Plans. The Board of Directors wants to maintain the ability, however, to effect such transactions in the future if it determines that they are in the best interests of the Company and its stockholders. Accordingly, the Company has determined that securing stockholder approval of 50,000,000 additional authorized shares of Common Stock would be appropriate to provide the Company with the flexibility it may need to consider the issuance of additional shares of Common Stock in the future.

     If the Board of Directors deems it to be in the best interests of the Company and the stockholders to issue additional shares of Common Stock in the future, it is not anticipated that the Company will seek further authorization by vote of the stockholders, unless such authorization is otherwise required by applicable laws or regulations.

     The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desired to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required to approve the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company from 26,000,000 to 76,000,000 and increasing the number of authorized shares of Common Stock from 25,000,000 to 75,000,000.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

            PROPOSAL FOUR -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000, and is asking the stockholders to ratify this appointment.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's voting shares represented and voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP.

     Deloitte & Touche LLP has audited the Company's consolidated financial statements annually since 1986. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000 AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1999 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that annual Form 5 reports were required to be filed by them for the 1999 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than 10% stockholders, except for the following. Form 5 reports were filed on February 25, 2000 for H. Tom Buelter, Chairman and Chief Executive Officer; Kathy J. West, President and Chief Operating Officer; Ronald W. Rudolph, Executive Vice President-Finance and Chief Financial Officer; and Carrie S. Nebens, Executive Vice President, U.S. Operations, reporting stock options granted to them on December 9, 1999.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

BOARD OF DIRECTORS AND COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") of the Board of Directors recommends to the Board the compensation of the Company's executive officers and administers the Company's Restated 1987 Stock Option Plan (the "Option Plan") under which grants may be made to such officers and other employees and the Company's Employee Stock Purchase Plan. In addition, the Committee recommends to the Board the individual bonus programs to be in effect for executive officers each fiscal year. The full Board sets the base salaries and approves individual bonus programs of the Company's executive officers, with Mr. Buelter abstaining as to his own salary and bonus program.

     For the 1999 fiscal year, the Board accepted the recommendations of the Committee in establishing the compensation payable to Mr. H. Tom Buelter, the Company's Chief Executive Officer and Chairman of the Board, and the Company's other executive officers.

     GENERAL COMPENSATION POLICY. Our fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. It is our objective to make a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels of similarly sized companies, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will depend upon Company performance and stock price appreciation rather than base salary.

     FACTORS. Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1999 fiscal year are summarized below. Additional factors were also taken into account to a lesser degree. The Committee and/or the Board may in their discretion apply entirely different factors, particularly different measures of financial performance, in recommending and/or setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

          - BASE SALARY. The base salary for each executive officer is set on the basis of personal performance, the average salary levels in effect for comparable positions with companies with total revenues similar to the Company's and internal comparability standards.

          - ANNUAL INCENTIVE COMPENSATION. Annual bonuses, set as a percentage of salary based on position, are earned by each executive officer on the basis of the Company's achievement of corporate performance targets established by the Board at the start of the fiscal year. For fiscal year 1999, the performance targets were based on the Company's 1999 Budget as approved by the Board at its December 9, 1998 meeting. The Committee recommended and the Board granted bonuses at targeted levels, as the Company achieved record revenues and net income.

          - LONG-TERM INCENTIVE COMPENSATION. The Committee periodically approves grants of stock options to each of the Company's executive officers under the Option Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set to achieve a potential percentage ownership stake in the Company that the Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but it also takes into account the individual's potential for future responsibility over the option term, the individual's personal performance in recent periods and the individual's current holdings of the Company's stock and options. New options were granted to all of the Company's executive officers in fiscal 1999 and such grants were consistent with these policies.

     CEO COMPENSATION. The 1999 base salary for the Company's Chief Executive Officer, Mr. H. Tom Buelter, remained the same as his salary rate for the last six months of 1998 by virtue of the Compensation Committee's and Board's decisions at their December 1998 meetings to not increase Mr. Buelter's salary at that time. Mr. Buelter's 1999 base salary was set on the basis of his personal performance, internal comparability standards, the rate of base salary paid to the chief executive officers of the companies with total revenues similar to the Company's revenues and the desire to increase the percentage of his compensation which varies with the Company's performance. The remaining components of Mr. Buelter's 1999 fiscal year compensation depended entirely upon the Company's financial performance and provided no dollar guarantees. The bonus paid to Mr. Buelter for the 1999 fiscal year was based on the Company's performance in 1999, including the achievement of record profits and revenues, and the growth of the Company's annual operating income and revenues by 28% and 20%, respectively.

     We conclude our report with the acknowledgment that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries and that except for Mr. Buelter, no member of the Board of Directors is a former or current officer or employee of the Company or any of its subsidiaries.

                                          The Board of Directors

                                          Karen Brenner
                                          William E. Brock*
                                          H. Tom Buelter
                                          Jonathan S. Holman*
                                          Jeremy M. Jones

* Compensation Committee Member

STOCK PERFORMANCE GRAPH

     The graph depicted below shows the Company's stock price as an index assuming $100 invested on January 1, 1995. Also depicted are the composite prices of companies listed on the Nasdaq Stock Market and of companies listed in the SIC Code No. 736 -- Personnel Supply Services Companies Index. The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ON ASSIGNMENT, INC., NASDAQ COMPOSITE INDEX AND PEER GROUP INDEX

      COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN AMONG ON ASSIGNMENT, INC.
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                                                      ON ASSIGNMENT                PEER GROUP                 NASDAQ INDEX
                                                      -------------                ----------                 ------------
1/1/95                                                   100.00                      100.00                      100.00
12/31/95                                                 204.69                      133.33                      129.71
12/31/96                                                 184.38                      160.94                      161.18
12/31/97                                                 331.25                      202.17                      197.16
12/31/98                                                 431.25                      202.17                      278.08
12/31/99                                                 373.44                      224.65                      490.46

       Assumes $100 invested on January 1, 1995 and dividends reinvested.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer (the "CEO") and the Company's three most highly compensated executive officers other than the CEO (collectively, the "Named Officers"), for services rendered in all capacities to the Company for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                   COMPENSATION
                                                                               ---------------------
                                                                                      AWARDS
                                                   ANNUAL COMPENSATION              SECURITIES
                                              -----------------------------         UNDERLYING
        NAME AND PRINCIPAL POSITION           YEAR    SALARY($)    BONUS($)         OPTIONS(#)
        ---------------------------           ----    ---------    --------    ---------------------
H. Tom Buelter..............................  1999    $275,000     $150,000            60,000
  Chairman of the Board                       1998     275,000      162,745            90,000
  and Chief Executive Officer                 1997     253,820       96,250           160,000
Kathy J. West...............................  1999     225,000      100,000            50,000
  President and                               1998     205,000       82,146            50,000
  Chief Operating Officer                     1997     185,000       55,500            80,000
Ronald W. Rudolph...........................  1999     183,000       75,000            30,000
  Executive Vice President, Finance           1998     175,000       50,000            20,000
  and Chief Financial Officer                 1997     162,000       46,200            50,000
Carrie S. Nebens............................  1999     162,000       65,000            30,000
  Executive Vice President, U.S. Operations   1998     120,048       40,000            80,000
                                              1997     130,000       39,000            50,000

STOCK OPTIONS

     The following table provides information with respect to the stock option grants made during the 1999 fiscal year under the Company's Restated 1987 Stock Option Plan to the Named Officers for such fiscal year:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                           -------------------------------------     POTENTIAL REALIZABLE
                                            % OF TOTAL                             VALUE AT ASSUMED ANNUAL
                            NUMBER OF      OPTIONS/SARS                                 RATES OF STOCK
                            SECURITIES      GRANTED TO    EXERCISE                    PRICE APPRECIATION
                            UNDERLYING     EMPLOYEES IN    OR BASE                     FOR OPTION TERM
                           OPTIONS/SARS       FISCAL        PRICE     EXPIRATION   ------------------------
          NAME            GRANTED(#)(1)      YEAR(2)      ($/SH)(3)      DATE      5%($)(4)      10%($)(4)
          ----            --------------   ------------   ---------   ----------   ---------    -----------
H. Tom Buelter..........      60,000           5.1%       $13.6875    12/9/2009    $516,480     $1,308,861
Kathy J. West...........      50,000           4.3         13.6875    12/9/2009     430,400      1,090,717
Ronald W. Rudolph.......      30,000           2.6         13.6875    12/9/2009     258,240        654,430
Carrie S. Nebens........      30,000           2.6         13.6875    12/9/2009     258,240        654,430

---------------
(1) Options become exercisable in equal monthly installments over 48 months from the date of their grants, which was December 9, 1999 so long as employment with the Company or one of its subsidiaries continues. To the extent not already exercisable, the options generally become exercisable upon a Corporate Transaction unless the option is assumed or replaced with a comparable option by the surviving entity. The options are also subject to "limited stock appreciation rights" pursuant to which the options, to the extent exercisable and outstanding for at least six months at the time of a "Hostile Takeover", will automatically be cancelled in return for a cash payment to the optionee based upon the tender-offer price of the Common Stock subject to that option. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service to the Company.

(2) Based on options for 1,174,900 shares of Common Stock granted to the Company's employees during the 1999 fiscal year.

(3) Each option was granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise. The Compensation Committee has the discretionary authority to reprice outstanding options under the Option Plan through the cancellation of those options and the grant of replacement options with an exercise price equal to the lower fair market value of the option shares on the regrant date.

(4) The 5% and 10% assumed rates of appreciation are mandated by rules of the Securities and Exchange Commission. The potential realizable value is calculated based on the 10-year option term and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is sold on the last day of its term for the appreciated price. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Officers or any other optionee.

OPTION EXERCISES AND HOLDINGS

     The table below sets forth information concerning the exercise of options during the 1999 fiscal year and unexercised options held as of the end of such year by the Named Officers for such fiscal year. No stock appreciation rights were exercised during the 1999 fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                 VALUE OF
                                          AGGREGATE                NUMBER OF                    UNEXERCISED
                                        VALUE REALIZED       SECURITIES UNDERLYING             IN-THE-MONEY
                                       (MARKET PRICE AT    UNEXERCISED OPTIONS/SARS           OPTIONS/SARS AT
                           SHARES       EXERCISE LESS            AT FY-END(#)                  FY-END($)(1)
                         ACQUIRED ON   EXERCISE PRICE)    ---------------------------   ---------------------------
         NAME            EXERCISE(#)         ($)          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   ----------------   -----------   -------------   -----------   -------------
H. Tom Buelter.........    210,000        $2,531,080        292,504        207,500      $1,759,188      $360,000
Kathy J. West..........     34,148           315,312         66,352        127,500         244,062       205,000
Ronald W. Rudolph......     30,418           316,316         33,750         83,750         123,047       232,266
Carrie S. Nebens.......        200               713         55,394        115,000         159,872       126,563

---------------
(1) Based on the closing price per share of the Company's Common Stock as listed on the Nasdaq Stock Market as of December 31, 1999 of $14.9375, less the per share exercise price.

SEVERANCE PLAN AND CHANGE IN CONTROL

     On February 12, 1998, the Board adopted the On Assignment, Inc. Change in Control Severance Plan ("Severance Plan") to provide severance benefits for officers and other eligible employees who lose their jobs following an acquisition of the Company. Under the Severance Plan, if an eligible employee is involuntarily terminated within 18 months of a Change in Control (as defined in the Severance Plan), then the employee will be entitled to salary plus target bonus payable in a lump sum. Involuntary termination is defined in the Severance Plan to include a termination by the Company without cause or a voluntary termination by the employee following (I) a reduction in compensation, (II) a relocation in the employee's place of employment which is more than 35 miles or
(III) in the case of an officer, a change in the employee's position with the Company that materially reduces his or her level of responsibility or authority. Upon a termination of employment following a change in control, the Company's Chief Executive Officer would receive 18 months of salary and target bonus, a president or senior vice president would receive 12 months of salary and target bonus, all other officers would receive nine months of salary and target bonus, and other employees would receive lesser amounts. The Severance Plan provides for a reduction in the cash severance benefit payable under the Severance Plan if the employee would be subject to the golden parachute excise tax imposed under Section 280G of the Internal Revenue Code, but only to the extent that such reduction results in the receipt of a greater after-tax benefit by the employee.

     Upon a corporate transaction, options granted to persons other than non-employee directors under the Option Plan, will become fully vested and exercisable unless the options are assumed or replaced with comparable options by the surviving entity. Upon a corporate transaction or change in control, options granted to non-employee directors under the Option Plan will become fully vested and exercisable. Upon a hostile take-over, options granted to non-employee directors and executive officers subject to Section 16(a) of the Securities Exchange Act of 1934 under the Option Plan will be canceled in exchange for a cash distribution from the Company in an amount equal to the take-over price per share less the exercise price per share subject to the options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None of the Company's Named Officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

                          ANNUAL REPORT AND FORM 10-K

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1999 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

     The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. A copy of this report for the year ended December 31, 1999 is included in the Company's 1999 Annual Report which has been mailed with this Proxy Statement. Stockholders may obtain an additional copy of this report, without charge, by writing to "Investor Relations Department" at the Company's principal executive offices, 26651 West Agoura Road, Calabasas, California 91302.

                                 OTHER MATTERS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting of stockholders in 2001 that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than February 8, 2001 in order to be included. Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the Company's Annual Meeting of stockholders in 2001 does not notify the Company of such proposal on or prior to February 8, 2001, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2001 proxy statement. The Company currently believes that the Company's Annual Meeting of stockholders in 2001 will be held during the second week of June 2001. Such stockholder proposals should be addressed to "Investor Relations Department" at the Company's principal executive offices, 26651 West Agoura Road, Calabasas, California 91302.

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                          THE BOARD OF DIRECTORS

Dated: April 28, 2000

PROXY                          ON ASSIGNMENT, INC.                         PROXY
                  26651 WEST AGOURA ROAD, CALABASAS, CA 91302
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints H. Tom Buelter and Ronald W. Rudolph and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of On Assignment, Inc. (the "Company") held of record by the undersigned on April 17, 2000, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held June 13, 2000, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1. To elect the following directors to serve until the 2003 annual meeting of stockholders or until his or her successor is elected and qualified:

                       FOR        WITHHOLD AUTHORITY TO VOTE
Karen Brenner          [ ]                    [ ]
Jeremy M. Jones        [ ]                    [ ]

2. To approve an amendment to the Company's Restated 1987 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance under the Option Plan by 2,000,000 shares.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                     (Please Date and Sign on Reverse Side)

3. To approve an amendment to the Company's Restated Certificate of Incorporation, to increase the authorized number of total shares and authorized shares of Common Stock, as described in the Proxy Statement.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

4. To ratify the Board of Director's selection of Deloitte & Touche LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2000.
               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

5. To transact such other business as may properly come before the meeting or any adjournments or postponement thereof.

    This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

                                                       Dated: , 2000

                                                       -------------------------
                                                       Signature

                                                       -------------------------
                                                       Signature if held jointly

                                                       Please sign exactly as
                                                       your name(s) is (are)
                                                       shown on the stock
                                                       certificate to which the
                                                       Proxy applies. When
                                                       shares are held by joint
                                                       tenants, both should
                                                       sign. When signing as an
                                                       attorney, executor,
                                                       administrator, trustee or
                                                       guardian, please give
                                                       full title, as such. If a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       the President or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in the partnership's name
                                                       by an authorized person.

 Please mark, sign, date and return the proxy card promptly using the enclosed envelope.